SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                   FORM S-8


                      REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                     ATLANTIC SYNDICATION NETWORK, INC.
          (Exact Name of Registrant as Specified in Its Charter)

                Nevada                                88-0325940
   ---------------------------                 ------------------------
    (State or Other Jurisdiction of                (I.R.S. Employer
   Incorporation or Organization)                  Identification No.)


         6125 West Edna Avenue, Las Vegas, NV             89146
        ------------------------------------          ---------------
          (Address of Principal Executive Offices)      (Zip Code)


                                Consulting Agreement
                      --------------------------------------
                               (Full Title of the Plan)


        Sara E. Wyatt,   6125 West Edna Avenue, Las Vegas, NV  89146
      ------------------------------------------------------------------
                        (Name and Address of Agent For Service)


                                  (702) 388-8800
                        ---------------------------------

            (Telephone Number, Including Area Code, of Agent For Service)


CALCULATION OF REGISTRATION FEE




                                       Proposed    Proposed
                 Title of              Maximum     Maximum
                 Securities  Amount    Offering    Aggregate   Amount of
                 to be       to be     Price       Offering    Registration
                 Registered  Registered Per Share  Price       Fee
                 -----------  ---------  --------  ---------   -----------
                Common Stock  500,000    $.06       $30,000      $2.76







                                           PART I
                                 INFORMATION REQUIRED IN THE
                                    SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.

Item 3.  Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-KSB for the year ended February 28, 2001 and the Form 10-QSB for fiscal quarters ended
May 31, 2001, August 31, 2001 and November 30, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

Item 4.  Description of Securities

     Securities are registered under Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable

Item 6.  Indemnification of Directors and Officers:

     Nevada Revised Statutes 78.751 and 78.752 (the Statutes) provide that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Statutes.

     Article V of the Company's Articles of Incorporation provides: The Corporation shall indemnify any person against any expenses including, without limitation, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in any circumstance in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada as then in effect.

Item 7.  Exemption From Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following is a list of exhibits filed as part of the Registration
Statement:

       5.1      Opinion of Carmine J. Bua, III, Esq. regarding the
                  legality of the securities registered hereunder.

       23.1     Consent of Sellers and Associates, Certified Public
                   Accountants.

       23.2     Consent of Counsel (included as part of Exhibit 5.1).



Item 9.  Undertakings

               (a)  The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                   (i)  To include any prospectus required by
                                        Section 10(a)(3) ofthe Securities Act
                                        of 1933;

                                   (ii) To reflect in the prospectus any facts
                                        or events arising
               after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

                                   (iii)     To include any material
               information with respect to the
               plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on March 19, 2002.


                              ATLANTIC SYNDICATION NETWORK, INC.



                                         BY: KENT G. WYATT, SR.
                                                 President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                  Date
-----------------------         -------------       --------------
KENT G. WYATT, SR.         President and Director    March 19, 2002




                             Treasurer, (Principal   March 19, 2002
JAMES SHADLAUS             Financial and Accounting
                             Officer) and Director






                                 INDEX TO EXHIBITS


Sequentially
Exhibit Number                Description

5.1                             Opinion of Carmine J. Bua, III, Esq.
                                regarding legality of the securities
                                registered hereunder.

23.1                            Consent of Sellers and Associates, Certified
                                Public Accounts.

23.2                            Consent of Counsel (included as part of
                                Exhibit 5.1).